Exhibit 99.B.17

EXHIBIT 17

FORM OF PROXY CARD

The Hartford

PO Box 55046

Boston MA  02205-9836

Your Vote is Important!

Vote by Internet
Please go to the e-voting site at www.eproxyvote.com/hartford and follow the listed instructions. If you vote on the website, you do not have to return your proxy card.

Vote by Telephone
Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail
Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

If Voting by Mail
Remember to sign and date form below.
Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.

PROXY	PROXY
THE HARTFORD FUNDAMENTAL GROWTH FUND
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 17, 2012

This proxy is solicited on behalf of the Board of Directors of The Hartford Mutual Funds, Inc. on behalf of The Hartford Fundamental Growth Fund. The undersigned shareholder of The Hartford Fundamental Growth Fund (the “Fundamental Growth Fund”), hereby appoints  Edward P. Macdonald and Alice A. Pellegrino, each of them, the attorneys and proxies for the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fundamental Growth Fund standing in the name  of the undersigned as of the close of business on October 15, 2012, at a Special Meeting of Shareholders (the “Special Meeting”) to be held at the offices of Hartford Investment Financial Service, LLC, 200 Hopmeadow Street, Simsbury, Connecticut, 06089 at 9:00 a.m. (Eastern time), on Monday, December 17, 2012, and any and all postponements and adjournments thereof, with all powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Combined Prospectus/Proxy Statement for the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Combined Prospectus/Proxy Statement dated October     , 2012 and hereby revokes any proxy previously given.

Note: Please sign exactly as name appears on the records of the Fund and date. When shares are held by joint tenants, either party may sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)

Signature(s)

Date

HD FG F

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD

 IN THE ENCLOSED ENVELOPE TODAY

Important Notice Regarding the Availability of Proxy Materials for The Hartford Fundamental Growth Fund Special Shareholder Meeting to Be Held on December 17, 2012.

The Proxy Statement for this meeting is available at: www.eproxyvote.com/hartford

The votes entitled to be cast by the undersigned, will be cast in the manner directed herein by the undersigned shareholder. If no direction is made, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposals.

By signing and dating the reverse side of this card, you authorize the proxies to cast all votes you are entitled to cast at the Special Meeting as marked, or if not marked, to vote “FOR” the Proposal, and to use their discretion to vote for any other matter as may properly come before the Special Meeting or any postponement or adjournment thereof. If you do not intend to personally attend the Special Meeting, please complete and return this card at once in the enclosed envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:

The Board of Directors of the Fund recommends a vote FOR the approval of the following Proposal.

	FOR	AGAINST	ABSTAIN
1.

To approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Fundamental Growth Fund by the Acquiring Fund solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Fundamental Growth fund;

	☐	☐	☐

2.	To transact such other additional matters as may properly come before the Meeting.

If you have any questions on the proposal, please call us toll free at 1-111-111-1111.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

HT FG B